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                              EMPLOYMENT AGREEMENT

        This Agreement made this 25th day of September, 1997 by and between ROY VALLEE, having offices at 2617 S. 46th Street, Phoenix, Arizona 85034 ("Vallee") and AVNET, INC., a New York corporation with offices at 80 Cutter Mill Road, Great Neck, New York 11021 (the "Company").

1.      Employment

The Company hereby employs Vallee and Vallee hereby accepts employment upon the terms and conditions hereinafter set forth.

2.      Term

This Agreement shall be effective beginning on June 27, 1998 (the "Effective Date") and, except for the provisions which are intended to survive for other periods of time specified herein, shall terminate on June 29, 2001 (the "Termination Date").

3.      Duties

From the Effective Date to and including the Termination Date, Vallee is hereby engaged to perform the duties of Chief Executive Officer of the Company and beginning not later than November 30, 1998 Vallee shall be elected to the office of, and shall perform the duties of, Chairman of the Board and Chief Executive Officer of the Company. Vallee shall serve without additional compensation as a Director of the Company and as an officer or director of other subsidiaries or divisions if elected or appointed to such offices. In the event that during the term hereof Vallee is relieved of his duties as Chairman of the Board and Chief Executive Officer of the Company, he shall not be required to perform any other duties in lieu thereof but shall in any event (unless this Agreement is terminated pursuant to Paragraph 6 hereinbelow) be entitled to receive the compensation provided for herein

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during any remaining portion of the term hereof; provided, however, that so long as Vallee is receiving such compensation he shall continue to be bound by the other terms and conditions of this Agreement including, in particular, the provisions of Paragraph 7 hereinbelow.

4.      Definitions

The words and phrases set forth below shall have the meanings as indicated:

(a) Year -- the fiscal year of the Company, from the day next following the last Friday in June through the last Friday in June of the following calendar year.

(b) Annual Earnings Per Share -- the net profits of the Company for each Year during the term hereof expressed on a fully diluted per share basis (based on the weighted average number of shares of the Company's Common Stock outstanding or equivalent thereto or otherwise treated as outstanding during such Year retroactively adjusted to eliminate the effect of any of the following transactions declared or effected on or after June 27, 1998; any stock dividends on, or stock split-ups or reverse splits of, or recapitalizations, reclassifications or other similar transactions affecting the Company's Common Stock), after the provision for income taxes but prior to inclusion of any extraordinary items of profit or loss and also prior to computation of any incentive compensation due under Paragraph 5(b) and 5(d) hereinbelow. Annual Earnings Per Share shall be computed on a consolidated basis for the Company and its subsidiaries in accordance with generally accepted accounting principles on the basis of the net income and income per share certified by the Company and Independent Accountants as reported in the Company's Annual Report on Form 10-K (or any successor annual report form) for the relevant Year filed with the Securities and Exchange Commission. For the sake of clarification, the term "extraordinary items of profit or loss"

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        shall include unusual and/or infrequent items, which items are either
        (a) material in the sense of being equal to at least 5% of the Company's pre-tax income for the relevant Year or (b) required to be disclosed separately or by footnote in the Company's financial statements for the relevant Year.

(c) Return on Capital ("ROC") -- a percentage calculated by dividing the Company's net after-tax income for a Year (prior to the inclusion of any extraordinary items of profit or loss and also prior to computation of any incentive compensation due under Paragraphs 5(b) or 5(d) hereunder), adjusted to exclude the after-tax effect of interest on debt, by the average investment during the Year; with the average investment being the sum of the investment at the end of the prior Year plus the investments at the end of each fiscal month of the Year divided by 13; and with investment being the sum of shareholders' equity and long-term and short-term debt.

5.      Compensation

(a) For all services to be rendered by Vallee and for all covenants undertaken by him, the Company shall pay and Vallee shall accept annual base compensations per Year during the term hereof of Seven Hundred Fifty Thousand Dollars ($750,000.00) payable in equal bi-weekly installments (or in other installment frequencies as may be used from time to time by the Company to pay its other employees).

(b) In addition to annual base compensation, subject to and contingent upon approval by the Shareholders of the Corporation at the Annual Meeting of Shareholders to be held on November 19, 1997 (or at any adjournments thereof), the Company shall pay a first incentive

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        bonus to Vallee each Year during the term of this Agreement calculated as the sum of the following:

        (i) Four Thousand Dollars ($4,000.00) for each one cent ($.01) of Annual Earnings Per Share over $3.00 and up to $4.00 in each Year for which the first incentive bonus is to be paid; and

        (ii) Five Thousand Dollars ($5,000.00) for each one cent ($.01) of Annual Earnings Per Share over $4.00 and up to $5.00 in each Year for which the first incentive bonus is to be paid; and

        (iii) Seven Thousand Dollars ($7,000.00) for each one cent ($.01) of Annual Earnings Per Share over $5.00 in each Year for which the first incentive bonus is to be paid.

                By way of example, consider the following hypothetical circumstances:

        (1) In the event Annual Earnings Per Share were determined in any applicable Year to be $2.90, then Vallee would be entitled to no first incentive bonus hereunder for that Year;

        (2) In the event Annual Earnings Per Share were determined in any applicable Year to be $4.50, then Vallee would be entitled to $650,000 of first incentive bonus hereunder for that Year ($4,000 times 100 plus $5,000 times 50); and

        (3) In the event Annual Earnings Per Share were determined in any applicable Year to be $5.50, then Vallee would be entitled to $1,250,000 of incentive bonus hereunder for that Year ($4,000 times 100 plus $5,000 times 100 plus $7,000 times 50).

(c) The final determination and payment of the first incentive bonus shall be made by the Company to Vallee not later than one hundred ninety (190) days following the termination

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        of each Year. Notwithstanding the foregoing sentence, the Company shall on a quarterly basis estimate the portion of Annual Earnings Per Share which the Company has earned during such fiscal quarter ("Interim Quarterly Earnings") and shall, as soon as practicable after the end of each fiscal quarter, pay to Vallee any portion of the first incentive bonus which it reasonably anticipates will be due to Vallee at the end of the full Year.

        By way of example:

        (1) If the Company were to determine at the end of the first fiscal quarter of any Year that the Company had Interim Quarterly Earnings of $1.25 for that quarter, then it would pay to Vallee the sum of $225,000 in respect of the first incentive bonus as soon as practicable after the end of such quarter. This amount is determined by (A) taking the annualized cumulative year to date Interim Quarterly Earnings of $5.00 ($1.25 x 4); (B) calculating the resulting annualized first incentive bonus thereon of $900,000 ($4,000 x 100; plus $5,000 x 100); (C)
                prorating such amount for the portion of the Year that elapsed (25%) and (D) subtracting any prior quarterly estimates and payments in respect of the first incentive bonus (none in this example).

        (2) In addition, if the Company were thereafter to determine at the end of the second fiscal quarter of such Year that the Company had Interim Quarterly Earnings of $.75 for the second quarter, then it would make no additional payment to Vallee in respect of first incentive bonus at the conclusion of the second quarter since the estimated first incentive bonus based upon the annualized cumulative Interim Quarterly Earnings was less than the amount determined after the end of the first quarter. The first quarter's Interim Quarterly Earnings of $1.25 plus the second quarter's Interim

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                Quarterly Earnings of $.75 annualized (times 2), or $4.00, is less than the $5.00 estimate determined after the first quarter.

        (3) Thereafter, if the Company were to determine at the end of the third fiscal quarter of such Year that the Company had Interim Quarterly Earnings of $1.30 for the third quarter, then it would pay to Vallee the sum of $225,000 as soon as practicable after the end of such quarter. This would be the case since in these examples (1), (2) and (3) the Company would have had cumulative Interim Quarterly Earnings of $3.30 for the three fiscal quarters ($1.25 + $.75 + $1.30 = $3.30), and therefore an annualized cumulative year to date Interim Quarterly Earnings of $4.40 ($3.30 divided by 3 x 4) which would result in a first incentive bonus of $600,000 or a prorated amount of $450,000 for the first three quarters of the Year less the amount paid to date.

At the conclusion of any Year, upon the actual determination of Annual Earnings Per Share, a reconciliation of payments shall be made and the Company shall pay to Vallee any additional amounts due; similarly, Vallee shall remain obligated to repay to the Company any overpayments received by him for the first incentive bonus during such period.

(d) In addition to annual base compensation and the first incentive bonus, subject to and contingent upon approval by the Shareholders of the Corporation at the Annual Meeting of Shareholders to be held on November 19, 1997 (or at any adjournments thereof), the Company shall pay a second incentive bonus to Vallee each Year during the term of this Agreement based upon the Company's ROC for the Year, in the amount of $10,000 for each one-tenth of a percent (0.10%) by which the ROC exceeds eight percent (8.0%). Thus, for example:

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           If the ROC is:                  Then the second incentive bonus is:

           [S]                             [C]
           Less than 8.1%                              $0
           9.5%                                        $150,000
           11.0%                                       $300,000
           12.1%                                       $410,000

        The final determination and payment of the second incentive bonus shall be made by the Company to Vallee not later than one hundred ninety
        (190) days following the termination of each Year.

(e) For any period of less than a full Year, the amount of such base compensation, first incentive bonus and second incentive bonus payable hereunder shall bear the same ratio to a full Year's base compensation and incentive bonuses as the number of weekly periods for which Vallee shall be entitled to such compensation bears to the fifty-two (52) (or 53 as the case may be) fiscal weeks in such Year. For example, if Vallee's employment hereunder were for any reason to terminate after 26 weeks of fiscal 1999, he would be entitled to 26/52 of his base pay for that year (26/52 of $750,000 being $375,000) and 26/52 of the amount of the first and second incentive bonuses, if any, that would have been due for fiscal Year 1999 based upon Annual Earnings Per Share and the ROC for the entire fiscal Year 1999. Such incentive bonuses would be payable to Vallee within the time required in Paragraph 5(c) and 5(d) hereinabove.

(f) Except as specifically provided herein, including but not limited to Paragraph 5(e) above, upon termination of this Agreement pursuant to the terms hereof prior to June 29, 2001,

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        Vallee shall be entitled to receive only such compensation as had accrued and was unpaid to the effective date of termination.

(g) In addition to the compensation described above, during the term of this Agreement Vallee shall be entitled to the benefits currently made available by the Company to its employees in general (such as vacation and insurances) and to its executive employees (such as a Company-provided automobile and the Executive Life Insurance/Supplemental Retirement Program) in accordance with the terms set therefor.

(h) With respect to the foregoing provisions of this Paragraph 5, it is specifically agreed between Vallee and the Company that if, as a result of a business combination transaction (whether in the form of a merger, consolidation, transfer of substantial assets, or otherwise) in which the Company has not been the acquiring and/or surviving entity, it has become impractical or impossible to compute the Annual Earnings Per Share and the ROC of the Company (as above defined), then, in lieu of the amounts otherwise provided for in this Paragraph 5 as the first incentive bonus and the second incentive bonus, the annual rate of the base salary payable to Vallee under Paragraph 5(a) above shall be increased in each Year by an amount equal to the highest aggregate incentive compensation paid to Vallee by the Company (i.e., that is paid under Paragraphs 5(b) and 5(d) of this Agreement or any incentive compensation paid under Vallee's prior employment contract with the Company, as the case may be) in any one Year during the 3-Year period completed most recently prior to the date of consummation of such business combination transaction.

Nothing contained in this Paragraph 5 shall be deemed to preclude the Company from, and Vallee is entering into this Agreement with the understanding that the Company will from time to time

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consider and take action with respect to, (A) granting or awarding to Vallee additional items of compensation including (but not limited to) bonuses, incentive stock, stock options, stock purchase agreements, phantom stock awards, and participations in profit-sharing arrangements, in each case whether under a plan of general or limited applicability or personal to Vallee, or (B) paying, reimbursing or providing to Vallee such perquisites to the functions of the office of Chairman of the Board and Chief Executive Officer of the Company (and to the performance of his services in such office under this Agreement) as may from time to time be determined by the Company and accepted by Vallee.

6.       Early Termination

(a) Disability. The Company and Vallee agree that if Vallee becomes permanently and totally disabled (as hereinafter defined) on or prior to June 29, 2001, then for and during the entire period of such disability commencing with the onset of such disability through the earlier of the date of cessation of such disability or the date of Vallee's death, the Company shall pay to Vallee a disability benefit in the annual amount determined as set forth in Paragraph 6(a)(ii) below.

        (i) The term "permanently and totally disabled", as used herein, shall mean that Vallee has been totally disabled by injury or illness (mental or physical) as a result of which he is prevented from further performance of the duties of Chairman and Chief Executive Officer of the Company and that such disability is likely to be permanent and continuous during the remainder of Vallee's life. Any determination as to whether or when Vallee has become or has ceased to be permanently and totally disabled shall, in the event of a dispute, be made by the American Arbitration Association in Phoenix, AZ. After a determination by agreement of the parties, or by the American Arbitration

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                Association, either before or after June 29, 2001, that Vallee's permanent and total disability, or the onset of such permanent and total disability, occurred on or before June 29, 2001, then payments due pursuant to this Paragraph 6 shall commence two (2) months after such determination. Prior to the commencement of the payments due pursuant to this Paragraph 6, Vallee shall be paid the full amounts due pursuant to Paragraph 5 above.

        (ii) The annual amount payable to Vallee as a disability benefit hereunder shall be Three Hundred Thousand ($300,000) Dollars to be paid in arrears in equal monthly installments.

        (iii) From and after the commencement of payment by the Company of the amounts provided for in this Paragraph 6(a), the provisions of Paragraphs 3 through 5, and 9 and 10 of the Agreement shall be of no further force or effect, but the provisions of Paragraphs 1, 2, 6, 7 and 8 and 11 through 16, inclusive, of this Agreement shall continue as in effect on the last day prior to such commencement; provided, that any amounts accrued and payable to Vallee immediately prior to applicability of this paragraph shall remain payable to Vallee and shall not be affected by the provisions hereof.

(b) Cause. Vallee's employment hereunder may also be terminated by the Company prior to the expiration of the stated term hereof without notice for cause, including, but not limited to, Vallee's gross misconduct, breach of any material term of this Agreement, willful breach, habitual neglect or wanton disregard of his duties, or conviction of any criminal act.

(c) Termination by Vallee in Certain Circumstances. Notwithstanding any other provisions hereof, if, prior to June 29, 2001, a majority of the membership of the Company's Board of Directors shall be comprised of designees of any single person or entity which owns or controls the voting rights of shares having a majority of the voting power of the Company's then outstanding stock, or

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        shall be comprised of designees of any group of persons and/or entities acting in concert in matters relating to the exercise of such voting rights (the date on which such majority is first elected or otherwise first comes into being as a majority being referred to herein as the "Controlling Date"), then the Company agrees that Vallee shall have the right, upon at least 90 days' prior written notice to the Company, to terminate this Agreement, such termination to be effective on the date specified in the notice of termination but in no event prior to the first anniversary of the Controlling Date; provided, however, that the Company thereupon may elect to engage Vallee as a consultant pursuant to Paragraph 9 hereinbelow.

7.      Restrictive Covenants

(a) Vallee shall devote his full time, attention and energies to the business of the Company, and shall not during the term of his employment, be engaged in any other activity which will interfere with the performance of his duties hereunder.

(b) Vallee agrees that during the term of this Agreement, he will not engage directly or indirectly, either as principal, agent, proprietor, director, officer, employee, or as a ten percent (10%) or more shareholder of any Company (inclusive of the direct or indirect shareholdings of his spouse, child or parent) or participate in the ownership, management, operation or control or have any other significant financial interest in any business which is competitive with the business of the Company (including its subsidiaries) or any part thereof.

(c) As part of the consideration for making this Agreement, Vallee agrees that he will not, at any time during the term of this Agreement or thereafter, divulge to another, trade secrets or confidential information of the Company and its subsidiaries including, but not limited to, the Company's unique business methods, processes, operating techniques and "know-how"

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        (all of which have been developed by the Company or its subsidiaries through substantial effort and investment), profit and loss results, market and supplier strategies, customer identity and needs, information pertaining to employee effectiveness and compensation, inventory strategy, product costs, gross margins or other information relating to the affairs of the Company and its subsidiaries that he shall acquire during his employment hereunder.

(d) Vallee further agrees that he will not, at any time during the term of this Agreement, or any renewal thereof, or for a period of three (3) years thereafter directly or indirectly, solicit or induce any of the employees of the Company or its subsidiaries to terminate their employment with their employer.

8.      Consent to Injunction

Vallee agrees that the restrictions contained in Paragraphs 7(a), (b), (c) and
(d) of this Agreement are necessary for the protection of the Company and any breach thereof will cause the Company irreparable damage for which there is no adequate remedy at law. Vallee consents to the issuance of an injunction in favor of the Company as a matter of right, enjoining the breach of any of the aforesaid covenants by any court of competent jurisdiction; such right to an injunction, however, to be cumulative and in addition to whatever other remedies the Company may have. This paragraph 8 shall survive the termination of this Agreement.

9.      Option to Engage as Consultant

(a) The Company shall have the option to engage Vallee as a consultant for a period of up to twenty-four (24) consecutive months immediately following the termination for any reason of this Agreement or of Vallee's employment with the Company. If the Company elects to exercise such option, it shall so notify Vallee in writing within ten (10) days after such

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        termination. The consultation period shall commence three (3) days after the giving of such notice or at such other time as mutually agreed.

(b) The purpose of the consultation period shall be to allow for the ordinary transfer of Vallee's duties to a successor. Vallees' duties as a consultant would include, but not necessarily be limited to (i) evaluating and reporting upon the progress of the Company's business development; (ii) analyzing the Company's operating results; (iii) analyzing and reporting upon proposed operations and the anticipated financial results therefrom; (iv) evaluating and advising with respect to the effectiveness of the Company's employees and (v) advising with respect to supplier relationships and marketing strategies.

(c) During any such period of consultancy, Vallee shall be an independent contractor and shall be compensated at an annual rate (to be paid monthly in arrears) equal to the highest aggregate base and incentive compensation paid to Vallee by the Company (i.e., under Paragraphs 5(a), 5(b) and 5(d) of this Agreement or under Vallee's prior employment agreement with the Company, as the case may be) in any one Year during the 3-Year period completed most recently prior to the beginning of the consultancy. In addition, during such period of consultancy, Vallee shall receive the same or substantially equivalent benefits with respect to medical and life insurance and with respect to the use of a Company furnished automobile as he received while an employee.

(d) During such consultancy, Vallee shall observe the provisions of each of the subparagraphs of Paragraph 7 hereinabove and Vallee acknowledges that in the event of his violation of such covenants the Company shall be entitled to the relief described in Paragraph 8 hereinabove.

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10.     Non-Renewal

(a) At least one year prior to the Termination Date (June 29, 2001), the Company and Vallee shall begin discussions concerning the possible renewal of the Agreement from and after the Termination Date. In the event that either the Company or Vallee intends not to renew the Agreement, the party with such intention shall so notify the other party in writing as soon as may be practicable.

(b) In the event the Company notifies Vallee that it does not intend to renew this Agreement, then should the Company fail to engage Vallee as a consultant for at least twelve (12) months following the Termination Date pursuant to Paragraph 9 hereof, Vallee shall have the option to elect to be engaged as a consultant to the Company for a period of up to twelve (12) months (as may be selected by Vallee) from and after the Termination Date upon the same terms as set forth in Paragraphs 9(b),
        (c) and (d). Should Vallee elect to be engaged in such consulting capacity, he shall notify the Company of same within twenty (20) days after the Termination Date. If Vallee is engaged as a consultant for any reason following his employment, then the amount of compensation received as a consultant shall offset the Company's monetary obligations to him, if any, under any Company severance policy for employees generally that is then in effect.

11.     Law Governing Agreement

This Agreement shall be construed, interpreted and governed by the laws of the State of New York, without giving effect to New York principles regarding conflicts of laws, and irrespective of the fact that Vallee may reside in a state or commonwealth other than New York.

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12.     Succession

This Agreement shall extend to and be binding upon Vallee, his legal representative, heirs and distributees and upon the Company, its successors and assigns.

13.     Prior Agreements

With the exception of any agreement relating to the Company's employee benefit programs (such as agreements relating to stock options and the Executive Life Insurance/Supplemental Retirement Program), any and all prior agreements between the Company and Vallee, written or oral, relating to Vallee's employment by the Company are hereby canceled and are of no further effect.

14.     Entire Agreement

This Agreement contains the entire agreement of the parties with respect to its subject matter and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the parties against whom such claimed waiver, modification or change is sought to be enforced.

15.     Waiver of Breach

All notices pursuant to this Agreement shall be in writing and shall be given by certified mail, or the equivalent, return receipt requested, addressed to the parties hereto at the addresses as set forth above, or to such addresses as may hereafter be specified by notice in writing in the same manner by any party or parties.

16.     Arbitration

Except for the Company's right to seek equitable relief as provided herein, any controversy arising out of or relating to Vallee's employment hereunder, the termination of such employment or this Agreement, or any written modification or written extension thereof, including any claim for damages, whether based on contract, tort or any other theory of law, shall be settled by arbitration

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in either Phoenix, AZ or New York, NY in accordance with the commercial rules then obtaining of the American Arbitration Association before a panel of three arbitrators. The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or any writing modifying or extending this Agreement, or to render any award which by its terms effects any such alteration or modification. The parties consent to the jurisdiction of the state or federal courts in Phoenix, AZ or New York, NY for all purposes in connection with arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to any of said courts, and any paper in connection with arbitration, may be served by certified mail return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any administrative, court or arbitration proceedings and a waiver of all claims.

        IN WITNESS WHEREOF, the parties have executed this agreement effective as of the day and year first above written.

                                        AVNET, INC.

                                        By: /s/ Raymond Sadowski
                                            --------------------------------
                                            Title: Senior VP & CFO

                                            /s/ Roy Vallee
                                            --------------------------------
                                            Roy Vallee

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